Exhibit 10.3
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT.
SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON JANUARY 17, 2019, (THE "EXPIRATION DATE").

No. 01	January 17, 2012
SUMMER ENERGY, LLC
WARRANT TO PURCHASE 400,000 UNITS
OF MEMBERSHIP INTEREST
FOR VALUE RECEIVED, Cambria Capital, LLC, a California limited liability company ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant (the "Warrant"), from Summer Energy, LLC, a Texas limited liability company ("Company"), at any time from and after the date which is one (1) year from the date of closing of that certain Agreement and Plan of Contribution by and among the Company, its members and Castwell Precast Corporation (the "Initial Exercise Date") and not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per unit equal to $0.60 (the exercise price in effect being herein called the "Warrant Price"), 400,000 units ("Warrant Units") of the Company's membership interest ("Units"). Warrantholder has provided certain financial advisory services, and Company has agreed to issue this Warrant to Warrantholder as part of the consideration for such services. The number of Warrant Units purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.
          Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.
          Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

          Section 3. Exercise of Warrant.
          (a) Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time after the Initial Exercise Date and prior to the Expiration Date upon surrender of the Warrant, together with delivery of a duly executed Exercise Agreement, in the form attached hereto as Appendix A (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds, or pursuant to a cashless exercise pursuant to Section 3(b) below, of the aggregate Warrant Price for that number of Warrant Units then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Units so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder's designee, as the record owner of such units, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Units so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding seven (7) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the corrected number of units with respect to which this Warrant shall not then have been exercised. As used herein, "business day" means a day, other than a Saturday or Sunday, on which banks in New York City, New York are open for the general transaction of business.
          (b) Subject to the provisions hereof, the Warrantholder may effect one or more cashless exercises by surrendering Warrants to the warrant agent or such other agent as designated by the Company and giving written notice that the Warrantholder wishes to effect a cashless exercise by surrendering some Warrants without exercise, upon which the Company shall issue, or cause to be issued, to the Warrantholder up to the number of Warrant Units determined as follows:

X	=	Y x (A-B)/A

where:

X	=	the maximum number of Warrant Units that may be issued to the Warrantholder;

Y	=	the number of Warrant Units with respect to which the Warrant Certificates are being exercised;

A	=	the Market Price as of the Date of Exercise; and

B	=	the Exercise Price.

"Market Price" of a Unit on any date shall mean, (i) if the Units are listed on any national securities exchange, the last sale price of the Units reported by such exchange on that date; (ii) if the Units are not quoted on a any such market or listed on any such exchange and the Units are traded in the over-the-counter market, the last price reported on such day by the OTC Bulletin Board; (iii) if the Units are not quoted on any such market, listed on any such exchange or quoted on the OTC Bulletin Board, then the last price quoted on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); or (iv) if none of clauses (i)-(iii) are applicable, then as determined by mutual agreement of the Company and the Warrantholder; or if the Company and the Warrantholder are unable to agree on a Market Price, either party may submit the matter to arbitration as provided in Section 17.

"Date of Exercise" means the date on which the Company has received from Warrantholder (i) the Warrant, (ii) the Exercise Agreement signed by Warrantholder, indicating the number of Warrant Units to be purchased, and (iii) payment by cash, certified check or wire transfer of funds, or pursuant to a cashless exercise pursuant to Section 3(b) below, of the aggregate Warrant Price for that number of Warrant Units then being purchased.

          (c) Company's Failure to Timely Deliver Securities. If within seven (7) business days after the Company's receipt of the facsimile copy of an Exercise Notice the Company shall fail to issue and deliver a certificate to the Warrantholder and register such Units on the Company's share register or credit the Warrantholder's balance account with the Depository Trust & Clearing Corporation for the number of Units to which the Warrantholder is entitled upon the Warrantholder's exercise hereunder or pursuant to the Company's obligation set forth in clause (ii) below, and if on or after such business day the Warrantholder purchases (in an open market transaction or otherwise) Units to deliver in satisfaction of a sale by the Warrantholder of Units issuable upon such exercise that the Warrantholder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within six (6) business days after the Warrantholder's written request and in the Warrantholder's discretion, either (i) pay cash to the Warrantholder in an amount equal to the Warrantholder's total purchase price (including brokerage commissions, if any) for the Units so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Units) or credit such Warrantholder's balance account with DTC shall terminate, or (ii) promptly honor its obligation to deliver to the Warrantholder a certificate or certificates representing such Units or credit such Warrantholder's balance account with DTC and pay cash to the Warrantholder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Units, times (B) the Market Price on the date of exercise.

          Section 4. Restrictions. Warrantholder acknowledges that neither this Warrant, nor the Warrant Units will be registered under the Securities Act and, accordingly, will be "restricted securities" as that term is defined by Rule 144(a)(3) of the General Rules and Regulations Promulgated under the Securities Act. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.
          Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Units issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Units in a name other than that of the Warrantholder in respect of which such units are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Units or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.
          Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Units, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.
          Section 7. Reservation of Units. At any time when this Warrant is exercisable, the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued Units, at least a number of Units equal to the number of Units as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding. The Company agrees that all Warrant Units issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Units, duly authorized, validly issued, fully paid and non-assessable Units of the Company.
          Section 8. Adjustments.
          (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Units in Units, subdivide its outstanding Units into a greater number of Units or combine its outstanding Units into a smaller number of Units or issue by reclassification of its outstanding Units any units of its membership interest (including any such reclassification in connection with a consolidation, reorganization, contribution or merger in which the Company is the continuing entity), then (i) the Warrant Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of Units outstanding immediately prior to such change and the denominator of which shall be the number of Units outstanding immediately after giving effect to such change and (ii) the number of Warrant Units purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Units purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which is shall be the Warrant Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Warrant Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above. Such adjustments shall be made successively whenever any event listed above shall occur.

          (b) If any capital reorganization, reclassification of the membership interests of the Company, consolidation or merger of the Company with another entity in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another entity shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Units immediately theretofore issuable upon exercise of the Warrant, such units of membership, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Units equal to the number of Warrant Units immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any units of membership, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger, or the entity purchasing or otherwise acquiring such assets or other appropriate entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such units of membership, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.
          (c) In case the Company shall fix a payment date for the making of a distribution to all holders of Units (including any such distribution made in connection with a consolidation, reorganization, contribution or merger in which the Company is the continuing entity) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of Units outstanding multiplied by the Market Price per share of Units immediately prior to such payment date, less the fair market value (as determined by the Company's Managing Members in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of Units outstanding multiplied by such Market Price per share of Units immediately prior to such payment date.

          (d) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.
          (e) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any interests of the Company other than Units, the number of such other interests so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Units contained in this Warrant.
          (f) To the extent permitted by applicable law and the listing requirements of any stock market or exchange on which the Units are then listed, the Company from time to time may decrease the Warrant Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Managing Members shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive provided however, that the Warrant Price may not be decreased below the Market Price on the date hereof. Whenever the Warrant Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the Warrantholder at least five (5) days prior to the date the decreased Warrant Price takes effect, and such notice shall state the decreased Warrant Price and the period during which it will be in effect.
          (g) If at any time, or from time to time, the Company shall determine to register any of its securities, other than: (i) a registration relating solely to employee benefit plans; or (ii) a registration relating solely to a transaction under Rule 145 under the Securities Act of 1933, the Company will: (i) give to Warrantholder written notification thereof, including a statement as to whether the offering will involve an underwriting; and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, any Units issued upon exercise of all of part of this Warrant (referred to in this Section 8(g) as "Registrable Securities") specified in a written request or requests, made by Warrantholder within twenty (20) days after receipt of such written notice from the Company. However, the Company shall have the right to terminate or withdraw a registration initiated under this Section prior to the effectiveness of such registration whether or not Warrantholder has elected to include Registrable Securities in such registration. Notwithstanding the foregoing, a security shall cease to be a Registrable Security for purposes this Section 8(g) if and when such securities may be transferred free of restrictions pursuant to Rule 144 of the Securities Act without regard to any volume limitation requirements under Rule 144 of the Securities Act.

          Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Units upon the exercise of this Warrant. If any fractional share of Units would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price (determined in accordance with Section 3(b)) of such fractional share of Units on the date of exercise.
          Section 10. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.
          Section 11. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Units resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.
          Section 12. Identity of Transfer Agent. The Transfer Agent for the Units is Colonial Stock Transfer. Upon the appointment of any subsequent transfer agent for the Units or other units of the Company's membership interest issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.
          Section 13. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given and received as hereinafter described (i) if given by personal delivery, then such notice shall be deemed received upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed received upon receipt of confirmation of complete transmittal, (iii) if given by certified mail return receipt requested, then such notice shall be deemed received upon the day such return receipt is signed, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days' advance written notice to the other:

If to the Company:

Summer Energy, LLC
800 Bering Drive, Suite 260
Houston, Texas 77057
Attention: Rod Danielson, Managing Member
Facsimile: 866-777-9189

With a copy (which does not constitute notice) to:

Kirton | McConkie
50 E. South Temple
Salt Lake City, UT 84111
Attention: Alexander N. Pearson, Esq.
Facsimile: (801) 212-2006

          Section 14. Reserved.
          Section 15. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.
          Section 16. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas located in Houston, Texas and the United States District Court for the Southern District of Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
          Section 17. Dispute Resolution. In the case of a dispute as to the determination of the Market Price, the Company shall submit the disputed determinations via facsimile to the Warrantholder. If the Warrantholder and the Company are unable to agree upon such determination of the Market Price within three (3) business days of such disputed determination being submitted to the Warrantholder, then the Company shall, within two (2) business days, submit via facsimile the disputed determination of the Market Price to an independent, reputable investment bank selected by the Company and approved by the Warrantholder. The Company shall cause at its expense the investment bank to perform the determinations and notify the Company and the Warrantholder of the results no later than ten (10) business days from the time it receives the disputed determinations or calculations. Such investment bank's determination shall be binding upon all parties absent demonstrable error.

          Section 18. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.
          Section 19. Amendment; Waiver. Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written agreement of the Company and the Warrantholder; provided, that the number of Warrant Units subject to this Warrant, the Warrant Price and the Expiration Date may not be amended, except as otherwise set forth herein, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.
          Section 20. Remedies; Other Obligations; Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Warrantholder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Warrantholder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Warrantholder shall be entitled, in addition to all other available remedies, an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
          Section 21. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.
[Signature Page Follows]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the 17th day of January, 2012.

SUMMER ENERGY, LLC

By:	/s/ Rod Danielson
Name: Rod Danielson
Title: Managing Member
Signature Page to
Warrant to Purchase 400,000 Units of Membership Interest

APPENDIX A
SUMMER ENERGY, LLC
WARRANT EXERCISE FORM
To Summer Energy, LLC:
          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ Units ("Warrant Units") provided for therein, and requests that certificates for the Warrant Units be issued as follows:

Name

Address

Federal Tax ID or Social Security No.
          and delivered by certified mail to the above address, or electronically (provide DWAC Instructions):
          _____________________________________
          _____________________________________
          _____________________________________
          or other (specify):
          _____________________________________
          _____________________________________
          _____________________________________
and, if the number of Warrant Units shall not be all the Warrant Units purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Units purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.
[signatures on following page]
Appendix A
Warrant Exercise Form

Dated: ___________________________, _____

Signature	Signature of Spouse/Partner (if applicable)

Individual or Entity Name (and Title, if applicable)	Name (please print)

Address	Address

Federal Identification or Social Security No.	Federal Identification or Social Security No.

Assignee:

Note: The signature must correspond with the name of the Warrantholder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.

Appendix A
Warrant Exercise Form